                               EXCHANGE AGREEMENT


                                     Between

                               Skintek Labs, Inc.


                                       and

                            HUNNO TECHNOLOGIES, INC.






                               Dated July 22, 2002


                                TABLE OF CONTENTS


ARTICLE I  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF HUNNO TECHNOLOGIES, INC.

1.01     Organization                                                                                             4
1.02     Capitalization                                                                                           5
1.03     Subsidiaries and Predecessor Corporations                                                                5
1.04     Financial Statements                                                                                     5
1.05     Information                                                                                              6
1.06     Options and Warrants                                                                                     6
1.07     Absence of Certain Changes or Events                                                                     6
1.08     Title and Related Matters                                                                                7
1.09     Litigation and Proceedings                                                                               8
1.10     Contracts                                                                                                8
1.11     Material Contract Defaults                                                                               9
1.12     No Conflict With Other Instruments                                                                       9
1.13     Governmental Authorizations                                                                              9
1.14     Compliance With Laws and Regulations                                                                     9
1.15     Insurance                                                                                               10
1.16     Approval of Agreement                                                                                   10
1.17     Material Transactions or Affiliations                                                                   10
1.18     Labor Relations                                                                                         10
1.19     Digital Concepts Schedules                                                                              10
1.20     Bank Accounts; Power of Attorney                                                                        11
1.21     Valid Obligation                                                                                        12

ARTICLE II        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SKINTEK LABS, INC.

2.01     Organization                                                                                            13
2.02     Capitalization                                                                                          13
2.03     Subsidiaries and Predecessor Corporations                                                               13
2.04     Securities Filings; Financial Statements                                                                13
2.05     Information                                                                                             14
2.06     Options and Warrants                                                                                    15
2.07     Absence of Certain Changes or Events                                                                    15
2.08     Title and Related Matters                                                                               16
2.09     Litigation and Proceedings                                                                              16
2.10     Contracts                                                                                               17
2.11     Material Contract Defaults                                                                              17
2.12     No Conflict With Other Instruments                                                                      18
2.13     Governmental Authorizations                                                                             18
2.14     Compliance With Laws and Regulations                                                                    18
2.15     Insurance                                                                                               18
2.16     Approval of Agreement                                                                                   18
2.17     Continuity of Business Enterprises                                                                      18
2.18     Material Transactions or Affiliations                                                                   19
2.19     Labor Relations                                                                                         19
2.20     Skintek Labs Schedules                                                                                  19
2.21     Bank Accounts; Power of Attorney                                                                        21
2.22     Valid Obligation                                                                                        21

ARTICLE III       PLAN OF EXCHANGE

3.01     The Exchange                                                                                            21
3.02     Anti-Dilution                                                                                           22
3.03     Closing                                                                                                 22
3.04     Closing Events                                                                                          22
3.05     Termination                ......................................................................       23
ARTICLE IV        SPECIAL COVENANTS

4.01     Access to Propertied Records                                                                            25
4.02     Delivery of Books and Records                                                                           25
4.03     Third Party Consents and Certificates                                                                   25
4.04     Name Change and State of Incorporation                                                                  25
4.05     Adatom Shareholder Meeting                                                                              25
4.06     Consent of Digital Shareholders                                                                         26
4.07     Designation of Directors and Officers                                                                   26
4.08     Exclusive Dealing Rights                                                                                26
4.09     Actions Prior to Closing                                                                                27
4.10     Sales Under Rule 144 or 145, If Applicable                                                              28
4.11     Indemnification                                                                                         29
4.12  Other reporting issues                                                                                     29

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF SKINTEK LABS

5.01     Accuracy of Representations and Performance of Covenants                                                30
5.02     Officer's Certificates                                                                                  30
5.03     No Material Adverse Change                                                                              31
5.04     Good Standing                                                                                           31
5.05     Approval by Digital Shareholders                                                                        31
5.06     No Governmental Prohibitions                                                                            31
5.07     Consents                                                                                                31
5.08     Other Items                                                                                             31

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF DIGITAL AND THE DIGITAL SHAREHOLDERS

6.01     Accuracy of Representations and Performance of Covenants                                                31
6.02     Officer's Certificate                                                                                   32
6.03     No Material Adverse Change                                                                              32
6.04     Good Standing                                                                                           32
6.05     No Governmental Prohibition                                                                             32
6.06     Consents                                                                                                32
6.07     Other Items                                                                                             33

ARTICLE VII       MISCELLANEOUS

7.01     Brokers                                                                                                 34
7.02     Governing Law                                                                                           34
7.03     Notices                                                                                                 34
7.04     Attorney's Fees                                                                                         35
7.05     Confidentiality                                                                                         35
7.06     Public Announcements and Filings                                                                        35
7.07     Schedules; Knowledge                                                                                    35








12

11

..08                                      Third Party Beneficiaries                                      35
7.09     Expenses                                                                                                36
7.10     Entire Agreement                                                                                        36
7.11     Survival; Termination                                                                                   36
7.12     Counterparts                                                                                            36
7.13     Amendment or Waiver                                                                                     36
7.14     Best Efforts                                                                                            36


                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this day of July 2002 by and between SKINTEK LABS, INC. , a Colorado corporation (hereinafter referred to as "SKINTEK LABS")and HUNNO TECHNOLOGIES, INC., a Korea corporation (hereinafter referred to as "Hunno"), upon the following premises:

                                    Premises

         WHEREAS, Skintek Labs is a publicly held corporation organized under the laws of the State of Delaware;

         WHEREAS, Hunno is a privately held corporation organized under the laws of Korea;

         WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that Skintek Labs acquire 100% of the issued and outstanding securities of Hunno in exchange for the issuance of certain shares of Skintek Labs (the "Exchange") and Hunno agreed to use its best efforts to cause its shareholders (the "Hunno Shareholders") to exchange their securities of Hunno on the terms described herein; and

         WHEREAS, Skintek Labs and Hunno desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Hunno

         As an inducement to, and to obtain the reliance of Skintek Labs, except as set forth on the Hunno Schedules (as hereinafter defined), Hunno represents and warrants as follows:

         Section 1.01 Organization. Hunno is a corporation duly organized, validly existing, and in good standing under the laws of Korea and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Hunno Schedules are complete and correct copies of the articles of incorporation, and bylaws of Hunno as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Hunno' articles of incorporation or bylaws. Hunno has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Hunno has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Hunno consists of 6,000,000 shares of common stock, at 5,000KRW value, of which 912,220 shares are currently, issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. Hunno does not have any predecessor corporation(s) or operating subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Hunno" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements.
                  (a) Included in the Hunno Schedules are (i)the audited balance sheets of Hunno as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2001.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Hunno balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Hunno. Hunno did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Hunno in accordance with generally accepted accounting principles.

                  (c) Hunno has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Hunno has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Hunno are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Hunno' assets are reflected on its financial statements, and, except as set forth in the Hunno Schedules or the financial statements of Hunno or the notes thereto, Hunno has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.05 Information. The information concerning Hunno set forth in this Agreement and in the Hunno Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Hunno has fully disclosed in writing to Skintek Labs (through this Agreement or the Hunno Schedules) all information relating to matters involving Hunno or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Hunno or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Hunno, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.06 Options or Warrants. There are no options, and no warrants, of any character relating to the authorized and unissued Hunno common stock.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the
Hunno Schedules, since December 31, 2001:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Hunno or (ii) any damage, destruction, or loss to Hunno(whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Hunno;

                  (b) Hunno has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Hunno; (iv) made any material change in its method of management, operation or accounting;
         (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Hunno has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Hunno balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Hunno; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Hunno, Hunno has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Hunno.

         Section 1.08 Title and Related Matters. Hunno has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Hunno balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Hunno Schedules. Except as set forth in the Hunno Schedules, Hunno owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Hunno' business. Except as set forth in the Hunno Schedules, no third party has any right to, and Hunno has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Hunno or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the Hunno Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hunno after reasonable investigation, threatened by or against Hunno or affecting Hunno or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Hunno does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.10     Contracts.

                  (a) Except as included or described in the Hunno Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Hunno is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Hunno is a party or by which its properties are bound and which are material to the operations of Hunno taken as a whole are valid and enforceable by Hunno in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Hunno is not a party to or bound by, and the properties of Hunno are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Hunno; and

                  (d) Except as included or described in the Hunno Schedules or reflected in the most recent Hunno balance sheet, Hunno is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Hunno is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or
         (vii) agreement with any present or former officer or director of Hunno.

         Section 1.11 Material Contract Defaults. Hunno is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Hunno and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hunno has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Hunno is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the Hunno Schedules, Hunno has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hunno of this Agreement and the consummation by Hunno of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Hunno Schedules, to the best of its knowledge Hunno has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hunno or except to the extent that noncompliance would not result in the occurrence of any material liability for Hunno.

         Section 1.15 Insurance. All of the properties of Hunno are fully insured for their full replacement cost.

         Section 1.16 Approval of Agreement. The board of directors of Hunno has authorized the execution and delivery of this Agreement by Hunno and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Hunno Shareholders that the Exchange be accepted by them.

         Section 1.17 Material Transactions or Affiliations. Set forth in the Hunno Schedules is a description of every contract, agreement, or arrangement between Hunno and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Hunno to own beneficially, 5% or more of the issued and outstanding common stock of Hunno and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Hunno Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Hunno has, or has had since inception of Hunno, any known interest, direct or indirect, in any transaction with Hunno which was material to the business of Hunno. There are no commitments by Hunno, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18 Labor Relations. Hunno has not had work stoppage resulting from labor problems. To the knowledge of Hunno, no union or other collective bargaining organization is organizing or attempting to organize any employee of Hunno.

         Section 1.19 Hunno Schedules. Hunno has delivered to Skintek Labs the following schedules, which are collectively referred to as the "Hunno Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Hunno as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Hunno in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Hunno identified in paragraph
         1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of Hunno together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Hunno, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Hunno carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Hunno);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Hunno as of December 31, 2001, or thereafter other than in the ordinary course of business of Hunno, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Hunno as of December 31, 2001, or that arose thereafter other than in the ordinary course of the business of Hunno, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Hunno respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Hunno since December 31, 2001, required to be provided pursuant to section 1.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Hunno Schedules by Sections 1.01 through 1.18.

         Hunno shall cause the Hunno Schedules and the instruments and data delivered to Skintek Labs hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Hunno. Hunno shall have until July 31, 2002 to provide such schedules. If Hunno cannot or fails to do so, or if Skintek Labs acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Skintek Labs may terminate this Agreement by giving written notice to Hunno within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Skintek Labs may consider a disclosure in the Hunno Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in
Section 1.04(a), taken as a whole.

         Section 1.20 Bank  Accounts;  Power of Attorney.  Set forth in Schedule
1.20 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Hunno within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Hunno, (b) all safe deposit boxes and other similar custodial arrangements maintained by Hunno within the past twelve
(12) months, and (c) the names of all persons holding powers of attorney from Hunno or who are otherwise authorized to act on behalf of Hunno with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 1.21 Valid Obligation. This Agreement and all agreements and other documents executed by Hunno in connection herewith constitute the valid and binding obligation of Hunno, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

                             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
Skintek Labs

         As an inducement to, and to obtain the reliance of Hunno and the Hunno Shareholders, except as set forth in the Skintek Labs Schedules (as hereinafter defined), Skintek Labs represents and warrants as follows:

         Section 2.01 Organization. Skintek Labs is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Skintek Labs Schedules are complete and correct copies of the certificate of incorporation and bylaws of Skintek Labs as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Skintek Labs's certificate of incorporation or bylaws. Skintek Labs has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Skintek Labs has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Skintek Labs's authorized capitalization consists of 50,000,000 shares of common stock, par value $.001 of which 12,024,103 shares are issued and outstanding (the "Original Skintek Labs Shares"). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Skintek Labs does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Skintek Labs" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Securities Filings; Financial Statements.

                  (a) Skintek Labs is required to file forms or reports with the Securities and Exchange Commission and is in compliance with all such requirements.

                  (b) Included in the Skintek Labs Schedules are (i) the audited balance sheets of Skintek Labs as of December 31, 2001, and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2001, with respect thereto, all as set forth in the SEC Reports.

                  (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Skintek Labs balance sheets present fairly as of their respective dates the financial condition of Skintek Labs. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Skintek Labs had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Skintek Labs, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (d) Skintek Labs has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (e) Skintek Labs has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.


                  (f) The books and records, financial and otherwise, of Skintek Labs are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (g) All of Skintek Labs's assets are reflected on its financial statements, and, except as set forth in the Skintek Labs
         Schedules or the financial statements of Skintek Labs or the notes thereto, Skintek Labs has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 2.05 Information. The information concerning Skintek Labs set forth in this Agreement and the Skintek Labs Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Skintek Labs has fully disclosed in writing to Hunno(through this Agreement or the Skintek Labs Schedules) all information relating to matters involving Skintek Labs or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Skintek Labs or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Skintek Labs, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Skintek Labs.

         Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Exhibit 2.07, or permitted in writing by Hunno, since the date of the most recent Skintek Labs balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Skintek Labs or (ii) any damage, destruction or loss to Skintek Labs (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Skintek Labs;

                  (b)  Skintek  Labs  has not (i)  amended  its  certificate  of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Skintek Labs; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
         (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

                  (c) Skintek Labs has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Skintek Labs balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
         (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Skintek Labs; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of Skintek Labs, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Skintek Labs.

         Section 2.08 Title and Related Matters. Skintek Labs has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Skintek Labs balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Skintek Labs Schedules. Except as set forth in the Skintek Labs Schedules, Skintek Labs owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Skintek Labs's business. Except as set forth in the Skintek Labs Schedules, no third party has any right to, and Skintek Labs has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Skintek Labs or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Skintek Labs after reasonable investigation, threatened by or against Skintek Labs or affecting Skintek Labs or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Skintek Labs has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.

                  (a) Skintek Labs is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Skintek Labs is a party or by which its properties are bound and which are material to the operations of Skintek Labs taken as a whole are valid and enforceable by Skintek Labs in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Skintek Labs is not a party to or bound by, and the properties of Skintek Labs are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Skintek Labs; and


                  (d) Except as included or described in the Skintek Labs Schedules or reflected in the most recent Skintek Labs balance sheet, Skintek Labs is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Skintek Labs is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Skintek Labs.

         Section 2.11 Material Contract Defaults. Skintek Labs is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Skintek Labs and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Skintek Labs has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Skintek Labs is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Skintek Labs has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Skintek Labs of this Agreement and the consummation by Skintek Labs of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Skintek Labs has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Skintek Labs or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Insurance. All of the properties of Skintek Labs are fully insured for their full replacement cost.

         Section 2.16 Approval of Agreement. The board of directors of Skintek Labs has authorized the execution and delivery of this Agreement by Skintek Labs and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

         Section 2.17 Continuity of Business Enterprises. Skintek Labs has no commitment or present intention to liquidate Hunno or sell or otherwise dispose of a material portion of Hunno' business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the Skintek Labs Schedules, there exists no contract, agreement or arrangement between Skintek Labs and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Skintek Labs to own beneficially, 5% or more of the issued and outstanding common stock of Skintek Labs and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Skintek Labs has, or has had since inception of Skintek Labs, any known interest, direct or indirect, in any such transaction with Skintek Labs which was material to the business of Skintek Labs. Skintek Labs has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. Skintek Labs has not had work stoppage resulting from labor problems. To the knowledge of Skintek Labs, no union or other collective bargaining organization is organizing or attempting to organize any employee of Skintek Labs.

         Section 2.20 Skintek Labs Schedules. Skintek Labs has delivered to Hunno the following schedules, which are collectively referred to as the "Skintek Labs Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Skintek Labs to be complete, true, and accurate in all material respects as of the date of this Agreement:

                  (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Skintek Labs as in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Skintek Labs identified in paragraph
         2.04(b);

                  (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of Skintek Labs together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Skintek Labs, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefore) pursuant to which Skintek Labs carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Skintek Labs);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Skintek Labs as of December 31, 2001, or thereafter other than in the ordinary course of business of Skintek Labs, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Skintek Labs as of March 31, 2002, or that arose thereafter other than in the ordinary course of the business of Skintek Labs, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Skintek Labs respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Skintek Labs since December 31, 2001 required to be provided pursuant to section 2.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Skintek Labs Schedules by Sections 2.01 through 2.19.

         Skintek Labs shall cause the Skintek Labs Schedules and the instruments and data delivered to Hunno hereunder to be promptly updated after the date hereof up to and including the Closing Date.

36

37

It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Skintek Labs. Skintek Labs shall have until July 31, 2002 to provide such schedules. If Skintek Labs cannot or fails to do so, or if Hunno acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Hunno may terminate this Agreement by giving written notice to Skintek Labs within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Hunno may consider a disclosure in the Skintek Labs Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

         Section 2.21 Bank  Accounts;  Power of Attorney.  Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Skintek Labs within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Skintek Labs, (b) all safe deposit boxes and other similar custodial arrangements maintained by Skintek Labs within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Skintek Labs or who are otherwise authorized to act on behalf of Skintek Labs with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22 Valid Obligation. This Agreement and all agreements and other documents executed by Skintek Labs in connection herewith constitute the valid and binding obligation of Skintek Labs, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Hunno Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Hunno set forth on Schedule 1.19(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Hunno held by each of such shareholders; the objective of such Exchange being the acquisition by Skintek Labs of 100% of the issued and outstanding common stock of Hunno. In exchange for the transfer of such securities by the Hunno Shareholders, Skintek Labs shall issue to the Hunno Shareholders (1) an aggregate of 16,500,000 shares of common stock of Skintek Labs (the "Initial Shares").The current shareholders of Skintek Labs will retain 3,500,000 shares of skintek Labs. At the Closing, each Hunno Shareholder shall, on surrender of his certificate or certificates representing such Hunno shares to Skintek Labs or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Hunno Shareholders, all of the shares of capital stock of Hunno shall be held by Skintek Labs and there will be 20,000,000 shares of Skintek Labs common stock issued and outstanding.

         Section 3.02      Anti-Dilution.

(a) The number of shares of Skintek Labs common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Skintek Labs common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and
           (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.
(b) During the first 12 months period from the closing date, the Company hereby agrees that it will not undertake any form of equity financing without the express written consent and agreement of Consultant and furthermore, the controlling shareholders of the Company agree to "lock-up" their stock for a term of 12 months from the closing date and will not sell or attempt to sell any of their shares without Consultant's specific consent during this period. This prohibition on the issuance or sale of any form of equity security shall include, inter alias, offerings made under SB-2, Regulation-D, Regulation-S, Regulation-A, S-8 or stock options/warrants. Further, as the Company requires additional capital, Consultant will have first right of refusal for any and all free trading common stock that the Company wishes to sell, the price of which will be determined by market conditions and the expertise of the Consultant. The term consultant in this sub-section refers to the current majority shareholders of Skintek Labs and certain consultants facilitating this agreement.

         Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than July 31, 2002, subject to the right of Skintek Labs or Hunno to extend such Closing Date by up to an additional sixty (60) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.04 Closing Events. At the Closing, Skintek Labs, Hunno and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, Skintek Labs shall provide an opinion of counsel acceptable to Hunno as to such matters as Hunno may reasonably request, which shall include, but not be limited to, a statement, to the effect that (i) to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, Skintek Labs has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Skintek Labs or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities) and
(ii) based on a summary of the facts and applicable law, such counsel believes that the Placement described in Section 4.08 below is not subject to "integration" with the offering being made pursuant to the Registration Statement (Hunno acknowledges that "integration" is a highly factual issue not susceptible to the rendering of a legal opinion and that the statement to be delivered hereunder shall merely constitute a summary of the reasoning which counsel to Skintek Labs believes would apply if a third party were to assert that such offerings should be integrated).

         Section 3.05      Termination.

                  (a) This Agreement may be terminated by the board of directors of either Skintek Labs or Hunno at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                           (ii) any of the transactions  contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

         In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated in accordance with the Expense Sharing Agreement attached hereto as Exhibit "B".

                  (b) This Agreement may be terminated by the board of directors of Skintek Labs at any time prior to the Closing Date if:

                           (i) there  shall have been any change  after the date
                  of the latest balance sheet of Hunno in the assets, properties, business, or financial condition of Hunno, which could have a materially adverse effect on the financial statements of Hunno listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Hunno Schedules;

                           (ii) the board of directors of Skintek Labs determines in good faith that one or more of Skintek Labs's conditions to Closing has not occurred, through no fault of Skintek Labs.

                           (iii) Skintek Labs takes the termination action specified in Section 1.18 as a result of Hunno Schedules or updates thereto which Skintek Labs finds unacceptable;

                           (iv) on or before July 31, 2002, Skintek Labs notifies Hunno that Skintek Labs's investigation pursuant to
                  Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 1.19; or

                           (v) Hunno shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Hunno contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this  Agreement  is  terminated  pursuant to this  paragraph  (b) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Hunno shall bear its own costs as well as the reasonable costs of Skintek Labs in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

                  (c) This Agreement may be terminated by the board of directors of Hunno at any time prior to the Closing Date if:

                           (i) there  shall have been any change  after the date
                  of the latest balance sheet of Skintek Labs in the assets, properties, business or financial condition of Skintek Labs, which could have a material adverse effect on the financial statements of Skintek Labs listed in Section 2.04(b) taken as a whole, except any changes disclosed in the Skintek Labs Schedules;

                           (ii)     the board of directors of Hunno determines
in good faith that one or more of
                  Hunno' conditions to Closing has not occurred, through no fault of Hunno;


                           (iii) Hunno takes the termination action specified in
                  Section 2.20 as a result of Skintek Labs Schedules or updates thereto which Hunno finds unacceptable;

                           (iv) on or before July 31, 2002 Hunno notifies Skintek Labs that Hunno' investigation pursuant to Section
                  4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.20; or

                           (v) Skintek Labs shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Skintek Labs contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this  Agreement  is  terminated  pursuant to this  paragraph  (c) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Skintek Labs shall bear its own costs as well as the reasonable costs of Hunno and its principal shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Access to Properties and Records. Skintek Labs and Hunno will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Skintek Labs or Hunno, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Skintek Labs or Hunno, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02 Delivery of Books and Records. At the Closing, Hunno shall deliver to Skintek Labs the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Hunno now in the possession of Hunno or its representatives.

         Section 4.03 Third Party Consents and Certificates. Skintek Labs and Hunno agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.04 Name Change & State of Incorporation. At or prior to the Closing Date, Skintek Labs's Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of Skintek Labs to "Hunno Technologies, Inc." and to change the state of incorporation from Delaware to Nevada. Such amendment shall be carried out promptly upon approval of the same by the Board of Directors of Skintek Labs.

         Section 4.05 Skintek Labs Shareholder Meeting. Skintek Labs shall not necessarily call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of Skintek Labs shall be requested to approve, and Skintek Labs's Board of Directors shall recommend approval of, the terms of this Agreement, including the name change and the change in the state of incorporation described in Section 4.04 and such other matters as shall require shareholder approval hereunder.


         Section 4.06 Consent of Hunno Shareholders. Hunno shall use its best efforts to obtain the consent of all Hunno Shareholders to participate in the Exchange.

         Section 4.07 Designation of Directors and Officers. On or before the Closing Date, Skintek Labs shall increase its board of directors to four (4) persons. Mr. Kim Sang-Gyun shall be designated as Chairman of the Board of Skintek Labs and Mr. Lawrence Hartman, Mr. Kim Seo, and Mr. Paeng Moon-Bo shall be designated as additional board members.

         Section 4.08 Exclusive Dealing Rights. Until 5:00 P.M. Pacific Daylight Time on July 31, 2002.

                  (a) In recognition of the substantial time and effort which Skintek Labs has spent and will continue to spend in investigating Hunno and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Hunno, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Skintek Labs and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Hunno) or similar transactions involving Hunno(all such transactions being referred to as "Hunno Acquisition Transactions"). If Hunno receives any proposal with respect to a Hunno Acquisition Transaction, it will immediately communicate to Skintek Labs the fact that it has received such proposal and the principal terms thereof.

                  (b) In recognition of the substantial time and effort which Hunno has spent and will continue to spend in investigating Skintek Labs and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Skintek Labs, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Hunno and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Skintek Labs or similar transactions involving Skintek Labs (all such transactions being referred to as "Skintek Labs Acquisition Transactions"). If Skintek Labs receives any proposal with respect to a Skintek Labs Acquisition Transaction, it will immediately communicate to Hunno the fact that it has received such proposal and the principal terms thereof.

         Section 4.09      Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Skintek Labs Schedules or Hunno Schedules or as permitted or contemplated by this Agreement, Skintek Labs (subject to paragraph (d) below) and Hunno respectively, will each:

                           (i)      carry on its business in substantially the
 same manner as it has heretofore;

                           (ii)     maintain and keep its properties in states
of good repair and condition as at
                  present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii)    maintain in full force and effect insurance
 comparable in amount and in scope
                  of coverage to that now maintained by it;

                           (iv)     perform in all material respects all of its
 obligations under material
                  contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v)      use its best efforts to maintain and
preserve its business organization
                  intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and
                           (vi) fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither Skintek Labs nor Hunno will:

                           (i)      make any changes in their articles or
 certificate of incorporation or bylaws;

                           (ii) take any action described in Section 1.07 in the
                  case of Hunno, or in Section 2.07, in the case of Skintek Labs (all except as permitted therein or as disclosed in the applicable party's schedules);

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

                           (iv) sell any assets or  discontinue  any  operations
                  (other than the Divestiture), sell any shares of capital stock (other than as contemplated in Sections 4.07 and 4.08 hereof and the sale of securities underlying existing warrants or options of Skintek Labs) or conduct any similar transactions other than in the ordinary course of business.

                  (C) In light of the fact that Hunno shareholders will control Skintek Labs as a result of the Exchange, from and after the date of this Agreement until the Closing Date, Skintek Labs shall take no action which is material to its business without the prior written approval of Hunno, which Hunno may give or withhold in its sole discretion after consultation with Skintek Labs.

         Section 4.10      Sales Under Rule 144 or 145, If Applicable.
                           -------------------------------------------

                  (a) Skintek Labs will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of Skintek Labs that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Skintek Labs will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to Skintek Labs's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Skintek Labs and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Skintek Labs will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section
         4.11 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.11      Indemnification.

                  (a) Hunno hereby agrees to indemnify Skintek Labs and each of the officers, agents and directors of Skintek Labs as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Skintek Labs hereby agrees to indemnify Hunno and each of the officers, agents, and directors of Hunno and each of the Hunno Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.


      Section 4.12       Other reporting issues.

         Until at least 3 years from Closing, the Company shall file all reports required by Section 13 of the Securities Exchange Act of 1934. The parties agree that failure to observe this covenant shall constitute a material breach of this Agreement and that (insert name of your consulting company) is intended as a third party beneficiary thereof.






                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF Skintek Labs

         The obligations of Skintek Labs under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Hunno in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Hunno shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Hunno prior to or at the Closing. Skintek Labs shall be furnished with a certificate, signed by a duly authorized executive officer of Hunno and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. Skintek Labs shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Hunno to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Hunno threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Hunno Schedules, by or against Hunno, which might result in any material adverse change in any of the assets, properties, business, or operations of Hunno.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Hunno nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. Skintek Labs shall have received a certificate of good standing from the State of Colorado, dated as of a date within ten days prior to the Closing Date certifying that Hunno is in good standing as a corporation in the State of Korea.

         Section 5.05 Approval by Hunno Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety percent (90%) of the outstanding common stock of Hunno, unless a lesser number is agreed to by Skintek Labs.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Skintek Labs and Hunno after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.

                  (a) Skintek Labs shall have received a list of Hunno' shareholders containing the name, address, and number of shares held by each Hunno shareholder as of the date of Closing, certified by an executive officer of Hunno as being true, complete and accurate; and

                  (b) Skintek Labs shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Skintek Labs may reasonably request.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF Hunno
                           AND THE HUNNO SHAREHOLDERS

         The obligations of Hunno and the Hunno Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Skintek Labs in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Skintek Labs shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Skintek Labs and shall have satisfied the conditions described below prior to or at the Closing:

                  (a) Immediately prior to the Closing, Skintek Labs shall have no more than an aggregate of 12,024,104 shares of common stock issued and outstanding or issuable pursuant to outstanding warrants and options, excluding any shares and warrants issuable pursuant to the Exchange or the Placement.


         Hunno shall have been furnished with certificates, signed by duly authorized executive officers of Skintek Labs and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificate. Hunno shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Skintek Labs, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Skintek Labs threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Skintek Labs Schedules, by or against Skintek Labs, which might result in any material adverse change in any of the assets, properties or operations of Skintek Labs.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Skintek Labs nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 Good Standing. Hunno shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Skintek Labs is in good standing as a corporation in the State of Colorado and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Skintek Labs and Hunno after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07 Other Items.  Hunno shall have received further  opinions,
documents,   certificates,   or   instruments   relating  to  the   transactions
contemplated hereby as Hunno may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Skintek Labs and Hunno agree that, except as set out on Schedule 7.01 attached hereto, there were finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Skintek Labs and Hunno each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.
         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:




         If to Skintek Labs, to:                     Skintek Labs, Inc.
                                                 2700 North 29th Ave. STE 305
                                                          Hollywood, FL 33020


         If to Hunno, to:                            HUNNO TECHNOLOGIES, INC.
                                                  1400 Quail Street STE 138
                                                    Newport Beach, CA 92660

         With copies to:
                                                              Hand $ Hand
                                                 24351 Pasto Road, Suite B
                                                   Dana Point, California 92629



or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Skintek Labs and Hunno, and, except as specifically provided, no director, officer, stockholder (other than the Hunno Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Skintek Labs and Hunno will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.






ATTEST:                                              Skintek Labs, Inc.


                                            BY:
-----------------------
Secretary or Assistant Secretary            President


ATTEST:                                              HUNNO TECHNOLOGIES, INC.



                                            BY:
-----------------------
Secretary or Assistant Secretary            President



         The undersigned shareholders of HUNNO TECHNOLOGIES, INC. hereby agree to participate in the Exchange on the terms set forth above. Subject to Section
7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of HUNNO TECHNOLOGIES, INC. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.






                                               __________________, individually